SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2003

SMARTDISK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27257 (Commission File Number)	65-0733580 (IRS Employer Identification No.)

12780 Westlinks Drive, Fort Myers, Florida 33913-8019

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (239) 425-4000

3506 Mercantile Avenue, Naples, Florida 34104

(Former Name or Former Address, if Changed Since Last Report)

SMARTDISK CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events

          On May 7, 2003, SmartDisk Corporation issued a press release announcing the decision of its Board of Directors to file a Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934, and withdraw the registration statement related to its pending rights offering. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Exhibits

99.1	Press Release dated May 7, 2003.

2

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2003	SMARTDISK CORPORATION

By: /s/ Michael S. Battaglia

Michael S. Battaglia President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated May 7, 2003.